EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Power and Energy Infrastructure Fund, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Power and Energy Infrastructure Fund, Inc. for the period ended May 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Power and Energy Infrastructure Fund, Inc. for the stated period.

/s/ Terry Matlack	/s/ P. Bradley Adams
Terry Matlack	P. Bradley Adams
Chief Executive Officer	Chief Financial Officer
Tortoise Power and Energy Infrastructure Fund, Inc.	Tortoise Power and Energy Infrastructure Fund, Inc.

Dated: July 29, 2013

This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Power and Energy Infrastructure Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.